UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  July 27, 2006

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)

         Massachusetts                1-4347                    06-0513860
  (State or Other Jurisdiction (Commission File Number)      (I.R.S. Employer
       of Incorporation)                                    Identification No.)


       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 204.13e-4(c))

================================================================================

Item 2.02        Results of Operations and Financial Condition.

In a Press Release dated July 27, 2006, the Registrant announced its preliminary second quarter 2006 results. The Registrant's Press Release is furnished herewith as Exhibit 99.1.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. At this time, the Registrant cannot provide the required reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures, as the potential impairment charges resulting in the non-GAAP financial measures are not known to the Company as of the time of this filing. These reconciliations will be included in future filings when these amounts, or a range of these amounts, become determinable.

References to non-GAAP earnings per share (excluding the potential effect of the aforementioned potential impairment charges) is included in the earnings release because management believes that diluted earnings per share, excluding the effect of the potential impairment charges, is a measure that should be presented as it is useful to investors. Management believes that the following should be considered when evaluating these non-GAAP financial measures:

o The Registrant reviews the operating results of its businesses excluding the impact of any asset impairment because it provides an additional basis of comparison. Management believes that these events are unusual in nature, and would not be indicative of ongoing operating results. As a result, management believes such charges should be excluded in order to compare past, current and future periods.

o Asset impairments principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.


o Asset impairments are typically material and are considered to be outside the normal operations of a business. Corporate management is responsible for making decisions about asset impairment and related charges.

The non-GAAP financial measures included in the earnings release will be reconciled to the comparable GAAP results when these amounts are known and such reconciliations will be posted on the Registrant's website at www.rogerscorporation.com.


The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01         Regulation FD Disclosure

On July 27, 2006, in its preliminary earning release for the second quarter 2006, the Registrant also provided earnings guidance for the third quarter of 2006. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The discussion in Item 2.02 of this 8-K with regard to non-GAAP financial measures is incorporated by reference into this Item 7.01.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.                      Description
-----------                      -----------

99.1 Press release, dated July 27, 2006, issued by Rogers Corporation (furnished herewith pursuant to Items 2.02 and 7.01)

                                             SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ROGERS CORPORATION


                                          By:  /s/ Dennis M. Loughran
                                              --------------------------
                                              Dennis M. Loughran
                                              Vice President, Finance and
                                              Chief Financial Officer

Date:  July 27, 2006